UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

TOWERSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33449 (Commission File Number)	20-8259086 (IRS Employer Identification No.)

55 Hammarlund Way Middletown, RI (Address of Principal Executive Offices)	02842 (Zip Code)

(401) 848-5848
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2007, Towerstream Corporation (the “Company”) entered into an employment agreement with Jeffrey M. Thompson, the Company’s principal executive officer (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Thompson will serve as the Company’s chief executive officer and president for a period of two years, with automatic one-year renewals, subject to either party electing to renew. For such services, Mr. Thompson will receive a base salary of $225,000 per annum, which may be increased annually by the Company’s board of directors in its discretion, but which increase shall not be less than the greater of (i) the annual increase in the consumer price index or (ii) 5%. Mr. Thompson is also eligible for a bonus of up to 75% of his base salary, as determined by the Company’s board of directors. In addition, the Company will pay 100% of all costs associated with Mr. Thompson’s employee benefits, including without limitation health insurance.

If Mr. Thompson’s employment is terminated (i) by the Company without “cause,” (ii) by Mr. Thompson for “good reason” or (iii) by the Company within two years of a “change of control” (as such terms are defined in the Agreement), then (A) the Company will be required to pay Mr. Thompson twenty-four months base salary in monthly installments, (B) any unvested options to purchase shares of the Company’s common stock would immediately vest and become exercisable and as to any grants of restricted stock restrictions would immediately lapse, and (C) the Company must continue to provide employee benefits, including without limitation health insurance, to Mr. Thompson for a period of five years following such termination.

During Mr. Thompson’s employment with the Company, and for a period of 12 months following Mr. Thompson’s termination (the “Restricted Period”), except for a termination by Mr. Thompson for “good reason,” he is prohibited from engaging in any line of business in which the Company was engaged or had a formal plan to enter during the period of his employment with the Company. The Company will continue to pay Mr. Thompson his base salary then in effect in accordance with the Company’s customary payroll practices for the duration of any such Restricted Period in the event that Mr. Thompson’s employment is terminated voluntarily by him, except for “good reason,” or by the Company for “cause.”

Reference is made to the full text of the Agreement filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 31, 2007	TOWERSTREAM CORPORATION
	By:	/s/ Jeffrey M. Thompson
Jeffrey M. Thompson Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated December 21, 2007